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                                   EXHIBIT 5
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                [LETTERHEAD OF ALSTON & BIRD LLP APPEARS HERE]


                              One Atlantic Center
                           1201 West Peachtree Street
                          Atlanta, Georgia 30309-3424

                                  404-881-7000
                               Fax: 404-881-7777


                                 June 11, 1997

LHS Group Inc.
Six Concourse Parkway, Suite 2700
Atlanta, Georgia 30328

      Re:  LHS Group Inc. - 1996 Stock Incentive Plan
                          - Options for Non-Employee Directors
                          - Options for Certain Future Employees

Ladies and Gentlemen:

          We have acted as counsel for LHS Group Inc., a Delaware corporation (the "Company"), in connection with the referenced Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and covering 4,686,000 shares of the Company's common stock, $0.01 par value ("Common Stock"), 4,000,000 of which may be offered and sold to the employees of the Company pursuant to the LHS Group Inc. 1996 Stock Incentive Plan (the "Plan"), 250,000 of which may be offered and sold to non-employee directors pursuant to stock options, and 436,000 of which may be offered and sold to certain future employees of the Company pursuant to stock options (collectively, the "Options"). This Opinion Letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

          In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth.

          Based upon the foregoing, we are of the opinion that the 4,686,000 shares of Common Stock covered by the Registration Statement and to be issued upon exercise of the Options, when delivered to participants in accordance with the terms and conditions of the Plan and the Option Agreements under which they were granted, will be legally and validly issued, fully paid and nonassessable.

          This Opinion Letter is provided to you for your benefit and for the benefit of the Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with

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